As filed with the Securities and Exchange Commission on February 18, 2000       Registration No. 333-________________

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form S-3

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
                                 ---------------
                            U.S. WIRELESS CORPORATION
             (Exact name of Registrant as specified in its charter)

                    DELAWARE                                                          13-3704059
 (State or other jurisdiction of Incorporation                           (I.R.S. Employer Identification Number)
                or organization)

                          2303 Camino Ramon, Suite 200
                          San Ramon, California 94583
                                 (925) 327-6200
   (Address and telephone number of Registrant's principal executive offices)

                              DR. OLIVER HILSENRATH
                             Chief Executive Officer
                            U.S. Wireless Corporation
                          2303 Camino Ramon, Suite 200
                           San Ramon, California 94583
                                 (925) 327-6200

    (Name, address, including ZIP code, and telephone number, including area code, of agent for service)

                                 ---------------
                                   Copies to:

                    DAVID KLARMAN, ESQ.                GREGORY EZRING, ESQ.
                 U.S. Wireless Corporation               Latham & Watkins
               2303 Camino Ramon, Suite 200              885 Third Avenue
                San Ramon, California 94583          New York, New York 10022
                      (925) 327-6200                      (212) 906-1200

                                -----------------
        Approximate date of commencement of proposed sale to the public:

              From time to time after the effective date of this Registration Statement, as determined by the Registrant.

                                 ---------------
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _____________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                                 -------------
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                 ---------------
                         CALCULATION OF REGISTRATION FEE

============================================== ==================== ==================== ==================== ======================
                                                                        Proposed Maximum     Proposed Maximum          Amount of
             Title of Each Class of                  Amount To Be        Offering Price     Aggregate Offering       Registration
          Securities to be Registered                 Registered           Per Unit(1)       Price(1) (2) (3)           Fee(4)
---------------------------------------------- -------------------- -------------------- -------------------- ----------------------
Debt Securities (5)                                        -                   (8)                   -                     -
Preferred Stock, $ 0.01 par value (6)                      -                   (8)                   -                     -
Common Stock, $ 0.01 par value (7)                         -                   (8)                   -                     -
Debt Warrants                                              -                   (8)                   -                     -
Equity Warrants                                            -                   (8)                   -                     -
Units                                                      -                   (8)                   -                     -
          Total                                      $450,000,000              (8)             $450,000,000            $118,000


================================================= ==================== ==================== ==================== ===================

     (1) In U.S. dollars. The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance of the securities registered hereunder.

     (2) Estimated solely for the purpose of calculating the registration fee. In no event will the aggregate maximum offering price of all securities issued under this Registration Statement exceed $450,000,000. If any Debt Securities are issued with original issue discount, we will register such greater amount as shall result in proceeds of $450,000,000 to the Registrant.

     (3) With respect to Debt Securities, excluding accrued interest and accrued amortization of discount, if any, to the date of delivery.

     (4) The registration fee has been calculated in accordance with Rule 457(o) of the Securities Act.

     (5) Debt Securities may be issued in primary offerings and/or upon exercise of Debt Warrants registered hereby.

     (6) Shares of Preferred Stock may be issued in primary offerings, upon conversion of Debt Securities registered hereby, and/or upon exercise of Equity Warrants registered hereby.

     (7) Shares of Common Stock may be issued in primary offerings, upon conversion of Debt Securities and/or Preferred Stock registered hereby, and/or upon exercise of Equity Warrants registered hereby. The aggregate amount of Common Stock registered hereby that may be sold in at-the-market offerings is limited to that which is permissible under Rule 415(a)(4) under the Securities Act.

     (8) Omitted pursuant to General Instruction II(D) of Form S-3 under the Securities Act.

                                 ---------------
The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                  SUBJECT TO COMPLETION, DATED __________, 2000

PROSPECTUS

                            U.S. WIRELESS CORPORATION

                                  $450,000,000
                 Debt Securities, Preferred Stock, Common Stock,
                    Debt Warrants, Equity Warrants and Units

                               ------------------

      U.S. Wireless Corporation may offer, from time to time, in one or more series or issuances, at prices and on terms that it will determine at the time of offering, up to $450,000,000 in gross proceeds to us:

o        secured or unsecured debt securities;

o        shares of preferred stock;

o        shares of common stock;

o        warrants to purchase debt securities;

o        warrants to purchase common stock or preferred stock; or

o        units consisting of two or more of the foregoing securities.

      We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable supplement carefully before you invest.

                               ------------------

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                               ------------------

               The date of this prospectus is______________, 2000.

    We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement as if we had authorized it. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus and the accompanying prospectus supplement is accurate as of the dates on their covers. When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus, we are not implying that the information is current as of the date of the delivery or sale.

                                ----------------

                                Table of Contents

                  ABOUT THIS PROSPECTUS................................................................3
                  WHERE YOU CAN FIND MORE INFORMATION..................................................3
                  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE......................................3
                  CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS.............................4
                  THE COMPANY..........................................................................5
                  RISK FACTORS.........................................................................5
                  USE OF PROCEEDS......................................................................5
                  DESCRIPTION OF DEBT SECURITIES.......................................................5
                  DESCRIPTION OF PREFERRED STOCK......................................................14
                  DESCRIPTION OF COMMON STOCK.........................................................18
                  DESCRIPTION OF WARRANTS.............................................................19
                  DESCRIPTION OF UNITS................................................................21
                  PLAN OF DISTRIBUTION................................................................21
                  LEGAL MATTERS.......................................................................22
                  EXPERTS.............................................................................22

                                ----------------

      Whenever we refer to the "Company" or to "us," or use the terms "we" or "our" in this prospectus, we are referring to U.S. Wireless Corporation, a Delaware corporation, and its consolidated subsidiaries. However, for purposes of the sections entitled "Description of Debt Securities," "Description of Preferred Stock, "Description of Common Stock," "Description of Warrants" and "Description of Units," whenever we refer to the "Company" or to "us," or use the terms "we" or "our," we are referring only to U.S. Wireless Corporation.

                              ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings resulting in gross proceeds to us of up to $450,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the next heading "Where You Can Find More Information" and the information we incorporate by reference in this prospectus described under the heading "Incorporation of Certain Documents by Reference."

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and current reports, proxy statements and other information with the Commission. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the Commission, in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You can also obtain copies of these materials from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Commission also maintains a web site that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission (http://www.sec.gov). You can inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

      We have filed with the Commission a registration statement and related exhibits on Form S-3 under the Securities Act of 1933, as amended. This prospectus, which is a part of the registration statement, omits certain information contained in the registration statement. Statements made in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each contract, agreement or other document filed as an exhibit to the registration statement, we refer you to that exhibit for a more complete description of the matter involved, and each statement is deemed qualified in its entirety to that reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The Commission allows us to incorporate by reference the information we file with the Commission. This means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the following documents we filed with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended:

     o Annual Report on Form 10-KSB for the year ended March 31, 1999;

     o Quarterly Reports on Form 10-QSB for the quarters ended June 30, 1999, September 30, 1999 and December 31, 1999;

     o Current Report on Form 8-K filed on May 18, 1998;

     o description of our common stock contained in our registration statement on Form 8-A filed with the Commission on August 22, 1994; and

     o all documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities.

     You may request a copy of these filings at no cost, by writing or telephoning us at U.S. Wireless Corporation, Attention: Investor Relations, 2303 Camino Ramon, Suite 220, San Ramon, California 94583 (telephone (925) 327-6200).

            CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the documents that we incorporate by reference, may contain certain statements that we believe are, or may be considered to be, forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We generally indicate these statements by words or phrases such as "anticipate," "estimate," "plan," "expect," "believe," "intend," "foresee" and similar words or phrases. These statements discuss, among other things, expected growth, domestic and international development and expansion strategy, and future performance. All of these forward-looking statements are subject to risks, uncertainties and assumptions, which we will describe under the caption "Risk Factors" in supplements to this prospectus or in the documents we incorporate by reference. Consequently, actual events and results may vary significantly from those included in or contemplated or implied by our forward-looking statements. The forward-looking statements included in this prospectus, the applicable prospectus supplement or the relevant incorporated document are made only as of the date of this prospectus, the applicable prospectus supplement or the relevant incorporated document, as the case may be, and, except as required by law, we undertake no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

                                   THE COMPANY

      We have developed a network-based location system designed to enable wireless carriers and others to provide their customers with location-based services and applications. These services include but are not limited to enhanced 911, live navigation assistance, enhanced 411, asset and vehicle tracking, intelligent transportation systems (ITS), location sensitive billing and network management systems. Our RadioCameraTM location system is a geographic location system that pinpoints the locations of mobile telephone subscribers within a wireless network. Using proprietary technology developed by us, the RadioCamera system measures the radio frequency pattern or the phase (i.e., the timing and the amplitude path) of all the radio frequency signals from a caller to a single cell site.

      Our executive offices are located at 2303 Camino Ramon, Suite 200, San Ramon, California 94583 and our telephone number is (925) 327-6200. U.S. Wireless Corporation is a Delaware corporation.

                                  RISK FACTORS

      The prospectus supplement applicable to each type or series of securities we offer will contain a discussion of risks applicable to an investment in our company and to the particular types of securities that we are offering under that supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption "Risk Factors" in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in the registration statement of which this prospectus is a part.

                                 USE OF PROCEEDS

      Unless we indicate otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities for general corporate purposes, which may include but are not limited to network expansion, working capital, capital expenditures and growth of our business. Pending the application of the net proceeds, we may invest these proceeds in short-term, interest-bearing instruments or other investment-grade securities.

                         DESCRIPTION OF DEBT SECURITIES

      The following description summarizes certain general terms and provisions of the debt securities to which any prospectus supplement may relate. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

      The debt securities will be issued under one or more indentures between us and a trustee chosen by us and qualified to act under the Trust Indenture Act of 1939, as amended. The form of indenture will be filed as an exhibit to the registration statement of which this prospectus is a part, and every definitive indenture will be filed by us from time to time by means of an exhibit to Form 8-K and will be available for inspection at the corporate trust office of the trustee, or as described above under "Where You Can Find More Information." The indentures are subject to, and governed by, the Trust Indenture Act. We will execute an indenture if and when we issue any debt securities. The statements contained in this prospectus relating to the indentures and the debt securities we may issue thereunder are summaries and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the indentures (including those terms made a part of the indenture by reference to the Trust Indenture Act) and these debt securities. Capitalized terms used but not defined below herein shall have the respective meanings set forth in the indentures. References below to an "indenture" are references to the applicable indenture under which a particular series of debt securities is issued.

General

      The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors or by a supplemental indenture. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series.

      We can issue an unlimited amount of debt securities under the indenture. We can issue these securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities:

     o the title of the debt securities;

     o whether the debt securities are senior debt securities or subordinated debt securities or any combination thereof and, if subordinated debt securities, the subordination terms relating to those securities;

     o the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

     o any limit upon the aggregate principal amount of the debt securities;

     o the date or dates on which we will pay the principal on the debt securities;

     o the rate or rates (which may be fixed or variable) or the method by which such rate or rates will be determined, at which the debt securities will bear interest, if any;

     o the date or dates from which any interest will accrue, the dates upon which any interest will be payable and the record dates for payment of interest;

     o the place or places where principal of (and premium, if any) and interest, if any, on the debt securities will be payable;

     o any obligation we have to redeem, repurchase or repay the debt securities in whole or in part pursuant to any sinking fund or analogous provisions or at the option of a holder of the debt securities, and the price or prices at which and the period or periods within which and the terms and conditions upon which we will redeem, repurchase or repay the debt securities;

     o the denominations in which the debt securities will be issued, if other than denominations of U.S. $1,000 and any integral multiple thereof;

     o the portion of the principal amount of the debt securities payable upon declaration of the acceleration of the maturity date, if other than the principal amount;

     o any addition to or change in the covenants in the indenture applicable to the debt securities;

     o any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities;

     o whether we will issue the debt securities in global form and, if so, the terms and conditions, if any, upon which global debt securities may be exchanged for other individual securities, and the name of the depositary for the debt securities;

     o the terms and conditions, if any, upon which the debt securities shall be exchanged for or converted into common stock or preferred stock;

     o any provisions relating to any security provided for the debt securities;

     o the form and terms of any guarantee of the debt securities;

     o if the principal amount payable at the stated maturity of any debt securities will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount as of any date for any purpose, including the principal amount which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined);

     o if applicable, that the debt securities are defeasible pursuant to the provisions of the indenture;

     o whether the debt securities will be listed on any securities exchange or included in any other market or quotation or trading system;

     o any trustee or fiscal or authenticating or payment agent, issuing and paying agent, transfer agent or registrar or any other person or entity to act in connection with the debt securities for or on our behalf or on behalf of the holders of the debt securities; and

     o any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series.

      We may issue debt securities at a discount below their stated principal amount and provide for less than the entire principal amount of the debt securities to be payable upon declaration of acceleration of maturity. In that event, we will describe any material federal income tax considerations and other material considerations in the applicable prospectus supplement.

      We may issue debt securities in bearer form, with or without coupons. In that event, we will describe any material federal income tax considerations and other material considerations in the applicable prospectus supplement.

Status of Debt Securities

      The senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness.

      Our obligations pursuant to subordinated debt securities will be subordinate in right of payment to all of our senior indebtedness. With respect to any series of subordinated debt securities, except as otherwise set forth in the applicable prospectus supplement, our "senior indebtedness" means the principal of, and premium, if any, and any interest (including interest accruing subsequent to the commencement of any proceeding for our bankruptcy or reorganization under any applicable bankruptcy, insolvency or similar law now or hereafter in effect) and all other monetary obligations of every kind or nature due on or in connection with the following:

     o all our indebtedness (including senior debt securities) regardless of when incurred (a) for borrowed money or (b) in connection with our acquisition of assets other than in the ordinary course of business, for the payment of which we are liable directly or indirectly by guarantee, letter of credit, obligation to purchase or acquire or otherwise, or the payment of which is secured by a lien, charge or encumbrance on assets we acquired;

     o amendments, modifications, renewals, extensions and deferrals of any such indebtedness; and

     o any indebtedness issued in exchange for any such indebtedness (these three bullet points are collectively referred to herein as "Debt");

provided, however, that the following will not constitute senior indebtedness with respect to subordinated debt securities:

     o any Debt as to which, in the instrument evidencing such Debt or pursuant to which such Debt was issued, it is expressly provided that such Debt is subordinate in right of payment to all our Debt not expressly subordinated to such Debt; and

     o any of our Debt in respect of subordinated debt securities and any Debt which by its terms refers explicitly to the subordinated debt securities and states that such Debt shall not be senior in right of payment.

      We may not make any payment pursuant to the subordinated debt securities unless all amounts of principal, premium, if any, and interest then due on all applicable senior indebtedness has been paid in full or if there has occurred and is continuing beyond any applicable grace period a default in any payment with respect to any applicable senior indebtedness, or if there has occurred any event of default with respect to any applicable senior indebtedness permitting the holders to accelerate the maturity of the senior indebtedness, or if any judicial proceeding is pending with respect to any such default. However, we may make payments pursuant to the subordinated debt securities if a default in payment or an event of default with respect to the senior indebtedness permitting the holder to accelerate the maturity of the senior indebtedness has occurred and is continuing and judicial proceedings with respect thereto have not been commenced within a certain number of days of such default in payment or event of default.

      Upon any distribution of our assets upon dissolution, winding-up, liquidation or reorganization, the holders of our senior indebtedness will be entitled to receive payment in full of principal, premium, if any, and interest (including interest accruing subsequent to the commencement of any proceeding for our bankruptcy or reorganization under any applicable bankruptcy, insolvency or similar law now or hereafter in effect) before any payment is made on the subordinated debt securities. By reason of the subordination, in the event of our insolvency, holders of our senior indebtedness may receive more, ratably, and holders of the subordinated debt securities having a claim pursuant to the subordinated debt securities may receive less, ratably, than our other creditors. Such subordination will not prevent the occurrence of any event of default (an "Event of Default") in respect of the subordinated debt securities.

      If we offer debt securities, the applicable prospectus supplement will set forth the aggregate amount of outstanding indebtedness, if any, as of the most recent practicable date that by the terms of such debt securities would be senior to such debt securities. The applicable prospectus supplement will also set forth any limitation on our ability to issue any additional senior indebtedness and will describe in more detail the material terms of the subordination provisions of these securities, including relevant definitions.

Conversion Rights

      The terms, if any, on which a series of debt securities may be exchanged for or converted into shares of common stock or preferred stock will be set forth in the applicable prospectus supplement.

Exchange, Registration, Transfer and Payment

      Unless we specify otherwise in the applicable prospectus supplement, payment of principal, premium, if any, and any interest on the debt securities will be payable, and the exchange of and the transfer of debt securities will be registrable, at the office of the trustee or at any other office or agency maintained by us for that purpose subject to the limitations of the indenture. Unless we indicate otherwise in the applicable prospectus supplement, we will issue the debt securities in denominations of U.S. $1,000 or integral multiples thereof. We will not require a service charge for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge.

Global Debt Securities

      We may issue the debt securities of a series in the form of one or more global securities that we will deposit with a depositary or its nominee identified in the applicable prospectus supplement. In that event, we will issue one or more global securities in a denomination or in aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by a global security or securities. We will deposit each global security with the depositary or nominee or a custodian therefor and each global security will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any other matters as may be provided for pursuant to the applicable indenture.

      Notwithstanding any provision of the indenture or any debt security described in this prospectus, no global security may be transferred to, or registered or exchanged for debt securities registered in the name of, any person or entity other than the depositary for the global security or any nominee of the depositary, and no such transfer may be registered, unless:

     o the depositary has notified us that it is unwilling or unable to continue as depositary for the global security or has ceased to be qualified to act as such as required by the applicable indenture;

     o we execute and deliver to the trustee an order that the global security shall be so transferable, registrable and exchangeable, and those transfers shall be registrable; or

     o there shall exist circumstances, if any, as may be described in the applicable prospectus supplement.

      All debt securities issued in exchange for a global security or any portion thereof will be registered in such names as the depositary may direct.

      We will describe the specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security in the applicable prospectus supplement. We expect that the following provisions will apply to depositary arrangements.

      Unless otherwise specified in the applicable prospectus supplement, debt securities which are to be represented by a global security to be deposited with or on behalf of a depositary will be represented by a global security registered in the name of the depositary or its nominee. Upon the issuance of a global security, and the deposit of the global security with or on behalf of the depositary for the global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of institutions that have accounts with the depositary or its nominee
("participants"). The accounts to be credited will be designated by the underwriters or agents of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in the global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for the global security. Ownership of beneficial interests in the global security by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by the participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificate form. The foregoing limitations and these laws may impair the ability to transfer beneficial interests in the global securities.

      So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Unless otherwise specified in the applicable prospectus supplement, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificate form and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depositary and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. If we request any action of holders or if an owner of a beneficial interest in a global security desires to give any notice or take any action a holder is entitled to give or take under the indenture, the depositary will authorize the participants to give that notice or take that action, and participants would authorize beneficial owners owning through those participants to give that notice or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

      Notwithstanding any other provisions to the contrary in the indenture, the rights of the beneficial owners of the debt securities to receive payment of the principal and premium, if any, of and interest, if any, on the debt securities, on or after the respective due dates expressed in the debt securities, or to institute suit for the enforcement of these payments on or after these respective dates, shall not be impaired or affected without the consent of the beneficial owners.

      Principal of and any interest on a global security will be payable in the manner described in the applicable prospectus supplement.

Consolidation, Merger and Sale of Assets

      Unless we specify otherwise in the applicable prospectus supplement, the indenture will provide that we may not consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our property or assets to any person (a "successor person") in one or more related transactions unless, among other things:

     o we are the surviving corporation or the successor person, if other than us, is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

     o the successor person, if other than us, assumes all of our obligations under the debt securities and the indenture; and

     o immediately prior to and after giving effect to the transaction, no Event of Default shall have occurred and be continuing.

Notwithstanding the foregoing, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties and assets to us.

Events of Default

      Unless we specify otherwise in the applicable prospectus supplement, the following will constitute Events of Default under the indenture with respect to debt securities of any series:

     o failure to pay principal of, or premium, if any, on any debt security of that series when due and payable;

     o failure to pay any interest on any debt security of that series when due, and continuance of that default for thirty days;

     o failure to pay any mandatory sinking fund payment, when and as due by the terms of any debt securities of that series;

     o failure to comply with any of our other agreements in the debt securities of that series or in the indenture with respect to that series, which default continues for the period and after the notice provided in the applicable prospectus supplement;

     o failure to pay principal when due or resulting in acceleration of any of our other Debt where the aggregate principal amount with respect to which that default or acceleration has occurred exceeds $20 million, provided that this default will be cured or waived if the default that resulted in the acceleration of our other indebtedness is cured or waived or that indebtedness is discharged; and

     o certain events of bankruptcy, insolvency or reorganization.

      Except as set forth in the applicable prospectus supplement, a default under the fourth or fifth bullet points above is not an Event of Default with respect to a particular series of debt securities until the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series notify us of the default and we do not cure the default within sixty days after receipt of the notice. The notice must specify the default, demand that it be remedied and state that the notice is a "Notice of Default."

      If an Event of Default with respect to outstanding debt securities of any series, other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization, shall occur and be continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series by notice, as provided in the indenture, may declare the unpaid principal amount (or, if the debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series) of, and any accrued and unpaid interest on, all debt securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on that acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul that acceleration. For information as to waiver of defaults, see "Modification and Waiver" below.

      The indenture will provide that, subject to the duty of the trustee during an Event of Default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless those holders shall have offered to the trustee reasonable security or indemnity. Subject to certain provisions, including those requiring security or indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

      We will be required to furnish to the trustee under the indenture annually a statement as to our performance of our obligations under the indenture and as to any default in our performance.

Modification and Waiver

      Subject to certain exceptions, the indenture will provide that we and the trustee may amend the indenture or the debt securities with the written consent of the holders of a majority in principal amount of the then outstanding debt securities of each series affected by the amendment with each series voting as a separate class. The holders of a majority in principal amount of the then outstanding debt securities of any series may also waive compliance by us with certain restrictive provisions of the indenture with respect to the debt securities of that series; provided, however, that, except as otherwise specified in the applicable prospectus supplement, without the consent of each holder of debt securities affected, an amendment or waiver may not, among other things:

     o reduce the percentage of the principal amount of debt securities whose holders must consent to an amendment or waiver;

     o reduce the rate or change the time for payment of interest on any debt security, including default interest;

     o reduce the principal of or premium, if any, or change the fixed maturity of any debt security, or reduce the amount of, or postpone the date fixed for, redemption or the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

     o make any debt security payable in currency other than that stated in the debt security;

     o make any change in the provisions concerning waivers of default or Events of Default by holders or the rights of holders to recover the principal of, premium, if any, or interest on, any debt security;

     o waive a default in the payment of the principal of, or interest on, any debt security, except as otherwise provided in the indenture; or

     o reduce the principal amount of original issue discount securities payable upon acceleration of the maturity thereof.

      We and the trustee may amend the indenture or the debt securities without notice to or the consent of any holder of a debt security to, among other things:

     o cure any ambiguity, defect or inconsistency;

     o comply with the indenture's provisions with respect to successor corporations;

     o comply with any requirements of the Commission in connection with the qualification of the indenture under the Trust Indenture Act;

     o provide for uncertificated debt securities in addition to or in place of certificated debt securities;

     o add to, change or eliminate any of the provisions of the indenture in respect of one of more series of debt securities, provided, however, that any addition, change or elimination (a) shall neither (i) apply to any debt security of any series created prior to the execution of such amendment and entitled to the benefit of such provision, nor (ii) modify the rights of a holder of any such debt security with respect to such provision, or (b) shall become effective only when there is no outstanding debt security of any series created prior to such amendment and entitled to the benefit of such provision;

     o make any change that does not adversely affect in any material respect the interest of any holder; or

     o establish additional series of debt securities as permitted by the indenture.

      The holders of a majority in principal amount (or principal amount at maturity of securities issued at a discount) of the then outstanding debt securities of any series, by notice to us and to the trustee, may waive an existing default or Event of Default and its consequences except a default or Event of Default in the payment of the principal of (or premium, if any), or any interest on, any debt security with respect to the debt securities of that series or in the payment of any sinking fund installment with respect to the debt securities of that series or in respect of any provision in the indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

      Legal Defeasance. Unless otherwise specified in the applicable prospectus supplement, the indenture will provide that we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of that series, to replace stolen, lost or mutilated debt securities of that series, and to maintain paying agencies) upon the deposit with the trustee, in trust, of money and/or U.S. government obligations, that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium, if any, and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments or other redemption date in accordance with the terms of the indenture and the debt securities.

      This discharge may occur only if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

      The applicable prospectus supplement will describe any other conditions we must meet in order to legally defease a particular class or series of debt securities.

      Defeasance of Certain Covenants. Unless otherwise specified in the applicable prospectus supplement, the indenture will provide that, upon compliance with certain conditions, we may omit to comply with the restrictive covenants contained in the indenture, as well as any additional covenants or Events of Default contained in a supplement to the indenture, a Board Resolution or an Officers' Certificate delivered pursuant to the indenture. The conditions include:

o depositing with the trustee money and/or U.S. government obligations, that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal, premium, if any, and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments or other redemption date in accordance with the terms of the indenture and the debt securities; and

o delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of that deposit and related covenant defeasance and will be subject to United States federal income tax in the same amount and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

      The  applicable   prospectus   supplement  will  describe  any  additional
conditions we must meet in order to defease the covenants applicable to a particular class or series of debt securities.

      Defeasance of Certain Covenants and Events of Default. In the event we exercise our option to omit to comply with certain covenants contained in the indenture with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we will remain liable for those payments.

Satisfaction and Discharge

      The indentures will, upon a written request or order signed by one of our designated officers and delivered to the trustee, cease to be of further effect with respect to any series of debt securities, except as to any surviving rights of registration of transfer or exchange or conversion of debt securities of that series expressly provided for, and the trustee will be required to execute proper instruments acknowledging satisfaction and discharge of such indenture as to that series when either:

     o we have delivered to the trustee for cancellation all debt securities of that series previously authenticated and delivered, other than:

                    o debt securities  that have been destroyed,  lost or stolen and which have been replaced or paid, as provided in the indentures, and

                    o debt  securities  for which money  sufficient  to make all payment on the debt securities has previously been deposited in trust with the trustee or any paying agent or segregated and held in trust by us with any remaining amounts to thereafter be repaid to us, as provided in the indentures, or

     o all debt securities, other than convertible debt securities, of the series:

                    o have become due and payable, or

                    o will  become  due and  payable  at their  stated  maturity within one year, or

                    o if  redeemable  at  our  option,  are  to  be  called  for redemption within one year under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at our expense; and

                    o we  irrevocably  deposit or cause to be deposited with the trustee as trust funds in trust an amount of money or government obligations sufficient to pay and discharge the entire indebtedness on those debt securities not previously delivered to the trustee for cancellation, including all principal of and any premium and installments of interest to the date of such deposit in the case of debt securities which have become due and payable or to the stated maturity or redemption of the debt securities, as applicable.

      In addition, in order to satisfy and discharge the securities, we will be required to:

     o pay or cause to be paid all other sums payable under the debt securities by us; and

     o deliver an officers' certificate and an opinion of counsel to the trustee, each stating that all conditions precedent provided for relating to the satisfaction and discharge of the indentures as to such series have been satisfied.

Regarding the Trustees

      The indenture and provisions of the Trust Indenture Act incorporated by reference in the indenture contain certain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate that conflict or resign.

      The holders of a majority in principal amount of the then outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. The Trust Indenture Act and the indenture provide that in case an Event of Default shall occur and be continuing, the trustee will be required, in the exercise of its rights and powers, to use the degree of care and skill of a prudent person in the conduct of that person's affairs. Subject to this provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities issued thereunder, unless they have offered to the trustee indemnity satisfactory to it.

                         DESCRIPTION OF PREFERRED STOCK

      The following description summarizes certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. When we offer to sell a particular series of preferred stock, we will describe the specific terms of the series in a supplement to this prospectus. This summary and the summary included in the relevant prospectus supplement are not complete. For more detail you should refer to the applicable provisions in our amended certificate of incorporation, as amended, and the certificate of designations relating to each series of preferred stock. Our amended certificate of incorporation, as amended, and the certificate of designations will be filed with the Commission and incorporated by reference in the registration statement of which this prospectus is a part at or prior to the time of the issuance of the applicable series of the preferred stock.

General

      As of February 1, 2000, we have authority to issue 1,000,000 shares of preferred stock, $.01 par value per share. As of December 31, 1999, we had 130,000 shares of preferred stock outstanding, of which 70,000 shares were shares of Series A Preferred Stock and 60,000 shares were shares of Series B Preferred Stock.

      Prior to issuance of shares of each series, the Board of Directors is required by the General Corporation Law of the State of Delaware, the "Delaware Code", and our amended certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware, fixing for each class or series the designations, powers, preferences and rights of the shares of that class or series and its qualifications, limitations or restrictions, including, but not limited to, dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption, including sinking fund provisions, the redemption price or prices, and the liquidation preferences as are permitted by the Delaware Code. Our Board of Directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of such shares might believe to be in their best interests or in which holders of some, or a majority, of those shares might receive a premium for their shares over the then-market price of those shares.

      Subject to limitations prescribed by the Delaware Code, our amended certificate of incorporation and our bylaws, our Board of Directors is authorized without further stockholder action to provide for the issuance of up to 870,000 shares of preferred stock, in one or more series, with the voting powers, full or limited, and with the designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions, as shall be stated in the resolution or resolutions providing for the issuance of a series of stock adopted, at any time or from time to time, by the Board of Directors. As used in this prospectus the term "Board of Directors" includes any duly authorized committee of the Board of Directors.

      The preferred stock shall have the dividend, liquidation, redemption and voting rights set forth below unless otherwise provided in a prospectus supplement relating to a particular series of the preferred stock. Reference is made to the prospectus supplement relating to the particular series of the preferred stock offered thereby for additional specific terms, including:

     o the designation and stated value per share of the preferred stock and the number of shares offered;

     o the amount of liquidation preference per share;

     o the initial public offering price at which the preferred stock will be issued;

     o the dividend rate or method of calculation, the dates on which dividends shall be payable and the dates from which dividends shall commence to cumulate, if any;

     o any redemption or sinking fund provisions;

     o any conversion or exchange rights; and

     o any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

      The preferred stock will, when issued, be fully paid and nonassessable and will have no preemptive rights. The rights of the holders of each series of the preferred stock will be subordinate to those of our general creditors.

Dividend Rights

      Except as otherwise set forth in the applicable prospectus supplement, holders of the preferred stock of each series will be entitled to receive, when, as and if declared by the Board of Directors, out of our funds legally available therefor, dividends on the dates and at the rates as set forth in, or as are determined by the method described in, the applicable prospectus supplement. The dividend rate may be fixed or variable or both. Dividends may be paid in cash, in shares of our common stock, additional shares of preferred stock or otherwise, as set forth in the applicable prospectus supplement. Each dividend will be payable to the holders of record as they appear on our stock books on the appropriate record dates, fixed by the Board of Directors, as specified in the applicable prospectus supplement.

      The dividends may be cumulative or noncumulative, as provided in the applicable prospectus supplement. If the Board of Directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are noncumulative, then the right to receive a dividend in respect of the dividend period ending on that dividend payment date will be lost, and we will have no obligation to pay any dividend for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on the shares of each series of preferred stock for which dividends are cumulative will accrue from the date on which we initially issues shares of that series.

      Unless otherwise specified in the applicable prospectus supplement, so long as the shares of any series of the preferred stock are outstanding, unless:

(1) full dividends, including if the preferred stock is cumulative, dividends for prior dividend periods, have been paid or declared and set apart for payment on all outstanding shares of the preferred stock of that series and all other classes and series of our preferred stock (other than Junior Stock (as defined below)); and

(2) we are not in default or in arrears with respect to the mandatory or optional redemption or mandatory repurchase or other mandatory retirement of, or with respect to any sinking or other analogous funds for, any shares of preferred stock of that series or any shares of any of our other preferred stock of any class or series (other than Junior Stock), we may not declare any dividends on any shares of our common stock or any other stock ranking as to dividends or distributions of assets junior to that series of preferred stock (the common stock and any such other stock being herein referred to as "Junior Stock"), or make any payment on account of, or set apart money for, the purchase, redemption or other retirement of, or for a sinking or other analogous fund for, any shares of Junior Stock or make any distribution in respect thereof, whether in cash or property or in obligations of our stock, other than in Junior Stock which is neither convertible into, nor exchangeable or exercisable for, any of our securities other than Junior Stock.

Liquidation Preferences

      Unless otherwise specified in the applicable prospectus supplement, in the event that we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of each series of preferred stock will be entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to the holders of Junior Stock, the amount set forth in the applicable prospectus supplement. If, upon any voluntary or involuntary liquidation, dissolution or winding up, the amounts payable with respect to the preferred stock of any series and any other shares of our preferred stock (including any other series of the preferred stock) ranking as to any distribution on a parity with that series are not paid in full, those holders will share ratably in any such distribution of our assets in proportion to the full respective preferential amounts to which they are entitled. After payment to those holders of the full preferential amounts of the liquidating distribution to which they are entitled, unless otherwise provided in the applicable prospectus supplement, the holders of each such series of the preferred stock will be entitled to no further participation in any distribution of our assets.

Redemption

      A series of the preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and at the redemption prices set forth in the applicable prospectus supplement. Shares of preferred stock which we redeem will be restored to the status of authorized but unissued shares of preferred stock.

      If fewer than all of the outstanding shares of a series of preferred stock are to be redeemed, whether by mandatory or optional redemption, the number of shares to be redeemed will be determined by lot or pro rata, subject to rounding to avoid fractional shares, as may be determined by us or by any other method we determine in our sole discretion to be equitable. From and after the redemption date, unless we fail to pay the redemption price plus accumulated and unpaid dividends, if any, dividends will cease to accumulate on the shares of the preferred stock called for redemption and all rights of the holders of the preferred stock, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, will cease.

      Unless otherwise specified in the applicable prospectus supplement, so long as any dividends on shares of any series of the preferred stock or any other series of our preferred stock ranking equally as to dividends and distribution of assets with that series are in arrears, no shares of that series of the preferred stock or such other series of our preferred stock will be redeemed, whether by mandatory or optional redemption, unless all of those shares are simultaneously redeemed. We will not purchase or otherwise acquire any of these shares; provided, however, that the foregoing will not prevent the purchase or acquisition of those shares pursuant to a purchase or exchange offer made on the same terms to holders of all those shares outstanding.

Conversion and Exchange Rights

      The terms, if any, on which shares of preferred stock of any series may be exchanged for or converted into shares of common stock, another series of preferred stock or any other security will be set forth in the applicable prospectus supplement. Those terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock, the shares of another series of preferred stock or the amount of any other securities to be received by the holders of preferred stock would be calculated as of a time and in the manner stated in the prospectus supplement.

Voting Rights

      Except as indicated below or in the applicable prospectus supplement, or except as expressly required by the laws of the State of Delaware or other applicable law, the holders of the preferred stock will not be entitled to vote. Except as indicated in the applicable prospectus supplement, each share will be entitled to one vote on matters on which holders of a particular series of the preferred stock are entitled to vote. However, as more fully described below under "Depositary Shares," if we elect to issue depositary shares representing a fraction of a share of a series of preferred stock, each depositary share will, in effect, be entitled to that fraction of a vote, rather than a full vote. Because each full share of any series of preferred stock shall be entitled to one vote, the voting power of that series, on matters on which holders of that series and holders of other series of preferred stock are entitled to vote as a single class, shall depend on the number of shares in that particular series, not the aggregate liquidation preference or initial offering price of the shares of that particular series of preferred stock.

Depositary Shares

      General. We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we exercise this option, we will issue to the public receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock. The particular fraction will be set forth in the applicable prospectus supplement.

      The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. We refer to this bank or trust company as the "depositary bank." Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by a depositary share, to all the rights and preferences of the preferred stock represented thereby, including dividend, voting, redemption and liquidation rights.

      The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Those depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the particular offering. If depositary shares are issued, copies of the forms of deposit agreement and depositary receipt will be incorporated by reference in the registration statement.

      Pending the preparation of definitive engraved depositary receipts, the depositary bank may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

      Withdrawal of Preferred Stock. Upon surrender of the depositary receipts to the depositary bank, the owner of the depositary shares evidenced by the depositary receipts is entitled to delivery at that office of the number of whole shares of preferred stock represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary bank will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Owners of depositary shares will be entitled to receive only whole shares of preferred stock. In no event will fractional shares of preferred stock (or cash in lieu thereof) be distributed by the depositary bank. Consequently, a holder of a depositary receipt representing a fractional share of preferred stock would be able to liquidate his position only by sale to a third party (in a public trading market transaction or otherwise), unless the depositary shares are redeemed by us or converted by the holder.

      Dividends and Other Distributions. The depositary bank will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by the record holders.

      In the event of a distribution other than in cash, the depositary bank will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary bank determines that it is not feasible to make the distribution, in which case the depositary bank may, with our approval, sell the property and distribute the net proceeds from the sale to those holders.

      Redemption of Depositary Shares. If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary bank resulting from the redemption, in whole or in part, of that preferred stock. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of preferred stock. Whenever we redeem shares of preferred stock held by the depositary bank, the depositary bank will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary bank.

      Voting the Preferred Stock. Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary bank will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to that preferred stock. Each record holder of those depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary bank as to the exercise of the voting rights pertaining to the amount of preferred stock represented by that holder's depositary shares. The depositary bank will endeavor, insofar as practicable, to vote the amount of preferred stock represented by those depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary bank in order to enable the depositary bank to do so. The depositary bank may abstain from voting shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing that preferred stock.

      Amendment and Termination of the Depositary Agreement. The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary bank. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary bank only if:

o         all outstanding depositary shares have been redeemed, or

o there has been a final distribution in respect of the preferred stock in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of depositary receipts.

      Charges of Depositary Bank. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary bank in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer taxes and other taxes and governmental charges and any other charges, including any fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

      Miscellaneous. The depositary bank will forward to holders of depositary receipts all reports and communications from us that are delivered to the depositary bank and that we are required to furnish to the holders of preferred stock.

      Neither we nor the depositary bank will be liable if either one of us is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and the obligations of the depositary bank under the deposit agreement will be limited to performance in good faith of our respective duties thereunder and neither we nor the depositary bank will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary bank may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

      Resignation and Removal of Depositary Bank. The depositary bank may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary bank. Any resignation or removal will take effect upon the appointment of a successor depositary bank and its acceptance of the appointment. The successor depositary bank must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                           DESCRIPTION OF COMMON STOCK

      As of February 1, 2000, we have authority to issue 40,000,000 shares of common stock. At the close of business on February 1, 2000, we had outstanding 14,527,608 shares of common stock, including 25 treasury shares. All outstanding shares of common stock are fully paid and nonassessable.

      Each holder of common stock is entitled to one vote for each share on matters voted upon by stockholders. A majority vote is required for all action to be taken by stockholders, except in the following situations:

     o directors must be elected by a plurality of votes cast at the annual meeting of stockholders;

     o subject to certain limited exceptions, under Delaware law any director may be removed from office by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding common stock.

If we liquidate, dissolve or wind-up, the holders of common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities and the liquidation preference of any outstanding preferred stock. The common stock has no preemptive rights, no cumulative voting rights and no redemption, sinking fund or conversion provisions.

      Holders of common stock are entitled to receive dividends when as, and if declared by the Board of Directors out of funds legally available therefor, subject to the dividend and liquidation rights of any preferred stock that may be issued and subject to any dividend restrictions that may be contained in future credit facilities. No dividend or other distribution, including redemptions or repurchases of shares of capital stock, may be made if after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business, or our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

                             DESCRIPTION OF WARRANTS

      We may issue warrants to purchase debt securities, or "debt warrants," as well as warrants to purchase preferred stock or common stock, or "equity warrants." We refer to debt warrants and equity warrants collectively as "warrants." Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. We will issue warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. When we issue warrants, we will describe the specific terms of the warrants in a prospectus supplement.

Debt Warrants

      The applicable prospectus supplement will describe the terms of debt warrants offered thereby, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including the following:

     o the title of the debt warrants;

     o the aggregate number of debt warrants;

     o the price or prices at which the debt warrants will be issued;

     o the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

     o the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each debt security;

     o the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

     o the principal amount of debt securities purchasable upon exercise of each debt warrant;

     o the date on which the right to exercise the debt warrants will commence, and the date on which those rights will expire;

     o the maximum or minimum number of debt warrants which may be exercised at any time;

     o information with respect to book-entry procedures, if any;

     o a discussion of any material federal income tax considerations; and

     o any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

      Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon the exercise and will not be entitled to payment of principal of or premium, if any, or interest, if any, on the debt securities purchasable upon the exercise.

Equity Warrants

      The applicable prospectus supplement will describe the terms of equity warrants offered thereby, the warrant agreements relating to the equity warrants and the equity warrant certificates representing the equity warrants, including the following:

     o the title of the equity warrants;

     o the securities (i.e., preferred stock or common stock) for which the equity warrants are exercisable;

     o the price or prices at which the equity warrants will be issued;

     o if applicable, the designation and terms of the preferred stock or common stock with which the equity warrants are issued, and the number of equity warrants issued with each share of preferred stock or common stock;

     o if applicable, the date on and after which the equity warrants and the related preferred stock or common stock will be separately transferable;

     o the date on which the right to exercise the equity warrants will commence, and the date on which those rights will expire;

     o the maximum or minimum number of equity warrants which may be exercised at any time;

     o information with respect to book-entry procedures, if any;

     o  if  applicable,   a  discussion  of  any  material  federal  income  tax
considerations; and

     o any other terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

      Unless otherwise provided in the applicable prospectus supplement, holders of equity warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders.

      Except as set forth in the applicable prospectus supplement, the exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each equity warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock or preferred stock. In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each equity warrant, we may elect to adjust the number of equity warrants. Unless otherwise provided in the applicable prospectus supplement, no adjustments in the number of shares purchasable upon exercise of the equity warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, except as otherwise provided in the applicable prospectus supplement, in case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding equity warrant shall have the right to the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of common stock or preferred stock into which the equity warrant was exercisable immediately prior to the particular triggering event.

Exercise of Warrants

      Each warrant will entitle the holder to purchase the principal amount, or number of, securities at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

      Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon that exercise. If less than all of the warrants represented by a particular warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

                              DESCRIPTION OF UNITS

      We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable as, a single security only, as distinguished from the separate constituent securities comprising such units. When we issue units, we will describe the specific terms of the units in a prospectus supplement including the following:

     o the title of any series of units;

     o identification and description of the separate constituent securities comprising the units;

     o the price or prices at which the units will be issued;

     o if applicable, the date on and after which the constituent securities comprising the units will become separately transferable;

     o information with respect to book-entry procedures, if any;

     o a discussion of any material federal income tax considerations; and

     o any other terms of the units and their constituent securities.

                              PLAN OF DISTRIBUTION

      We may sell the securities for public offering to underwriters or dealers, which may be a group of underwriters represented by one or more managing underwriters, or through such firms or other firms acting alone or through dealers. We may also sell the securities directly or through agents to investors. The names of any agents, dealers or managing underwriters, and of any underwriters, involved in the sale of the securities in respect of which this prospectus is being delivered, the applicable agent's commission, dealer's purchase price or underwriter's discount and the net proceeds to us from the sale will also be set forth in the prospectus supplement.

      Any underwriting compensation which we pay to underwriters or agents in connection with the offering of securities and any discounts, concessions or commissions allowed by underwriters to participating dealers will be set forth in the prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

      If any or underwriters are utilized in the sale of the securities, we will execute an underwriting agreement or a purchase agreement with those underwriters at the time an agreement for the sale is reached. The underwriting agreement or purchase agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of securities will be obligated to purchase all such securities if any are purchased. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Under the relevant underwriting agreements or purchase agreements, underwriters, dealers and agents who participate in the distribution of the securities, may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. The underwriters with respect to an underwritten offering of securities will be set forth in the applicable prospectus supplement and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of the prospectus supplement.

      If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain purchasers to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for the solicitation of these offers.

      Agents and underwriters will have no responsibility in respect of the delivery or performance of delayed delivery contracts.

      The securities may or may not be listed on a national securities exchange or a foreign securities exchange.

      Certain of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for us and our subsidiaries and the trustees in the ordinary course of business.

                                  LEGAL MATTERS

      Latham & Watkins of New York, New York will issue an opinion to us about certain legal matters relating to the securities.

                                     EXPERTS

      Our financial statements as of March 31, 1999 and March 31, 1998 and for each year in the two-year period ended March 31, 1999, included or incorporated by reference in our Annual Report on Form 10-KSB for the year ended March 31, 1999 have been audited by Haskell & White LLP, independent auditors, as set forth in their reports thereon included or incorporated by reference therein and incorporated herein by reference. Such reports are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                      LOGO

                                  $450,000,000

                            U.S. Wireless Corporation

                               ------------------

                                   PROSPECTUS

                               ------------------



















                               _____________, 2000

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

      The expenses to be paid by the Company in connection with the distribution of the securities being registered are as set forth in the following table:

       Securities and Exchange Commission Fee..........................................................       $118,000
     *Rating Agency Fees...............................................................................        100,000
     *Legal Fees and Expenses..........................................................................        150,000
     *Accounting Fees and Expenses.....................................................................         75,000
     *Printing Expenses................................................................................         30,000
     *Blue Sky Fees....................................................................................          5,000
     *Trustee/Issuing & Paying Agent Fees and Expenses.................................................         10,000
     *Transfer Agent Fees & Expenses...................................................................          5,000
     *Miscellaneous....................................................................................          9,000
        *Total.........................................................................................       $502,000
                                                                                                              ========

-----------
* Estimated.

Item 15.  Indemnification of Directors and Officers

      Section 145 of the Delaware General Corporation Law (the "DGCL"), Article Fifth of the Amended and Restated Certificate of Incorporation and Article Twelfth of the Bylaws provide for indemnification of U.S. Wireless Corporation's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Article Twelfth provides that U.S. Wireless Corporation shall indemnify, to the full extent permitted by the laws of Delaware, each person made or threatened to be made a party to any action or proceeding and may advance or reimburse expenses incurred in defending any proceeding for which such right to indemnification is applicable provided that the indemnitee (i) provides U.S. Wireless Corporation with an undertaking to repay all amounts advanced if it is ultimately determined that such person is not entitled to indemnification or, if indemnification is granted, to the extent the expenses advanced or reimbursed exceed the amount to which such person is entitled and (ii) cooperates in good faith with any request by U.S. Wireless Corporation that common counsel be utilized.

      The general effect of the provisions in U.S. Wireless Corporation's Amended and Restated Certificate of Incorporation, Bylaws and the DGCL is to provide that U.S. Wireless Corporation shall indemnify its directors and officers against all liabilities and expenses actually and reasonably incurred in connection with the defense or settlement of any judicial or administrative proceedings in which they have become involved by reason of their status as corporate directors or officers, if they acted in good faith and in the reasonable belief that their conduct was neither unlawful (in the case of criminal proceedings) nor inconsistent with the best interests of U.S. Wireless Corporation. With respect to legal proceedings by or in the right of U.S. Wireless Corporation in which a director or officer is adjudged liable for improper performance of his duty to U.S. Wireless Corporation or another enterprise for which such person served in a similar capacity at the request of U.S. Wireless Corporation, indemnification is limited by such provisions to that amount which is permitted by the court.

Item 16.  Exhibits

      See Exhibit Index.

Item 17.  Undertakings

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that the information required to be included in a post-effective amendment by paragraphs (1)(i) and(1)(ii) above may be contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act and (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) To file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of San Ramon, State of California, on the 17th day of February, 2000.

                                                       U.S. WIRELESS CORPORATION


                                                    By \s\ Dr. Oliver Hilsenrath
                                                     Name: Dr. Oliver Hilsenrath
                          Title: Chief Executive Officer, President and Director

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Oliver Hilsenrath and David Klarman, and each of them, with full power to act without the other, such person's true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign this Registration Statement, any and all amendments thereto (including post-effective amendments), any subsequent Registration Statements pursuant to Rule 462 of the Securities Act, and any amendments thereto and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                 Signature                                       Title                                 Date

         \s\ Dr. Oliver Hilsenrath                Chief Executive Officer, President and           February 17, 2000
            (Dr. Oliver Hilsenrath)               Director (Principal Executive
                                                  Officer, Principal Financial Officer
                                                  and Principal Accounting Officer)

         \s\ Louis Golm                           Director                                         February 17, 2000
            (Louis Golm)

         \s\ Dennis Francis                       Director                                         February 17, 2000
            (Dennis Francis)

         \s\ Barry West                           Director                                         February 17, 2000
            (Barry West)

         \s\ Irwin Gross                          Director                                         February 17, 2000
            (Irwin Gross)

                                      II-3


                                  EXHIBIT INDEX

      *1.1      Form of Purchase Agreement
       3.2.1   Amended and Restated Certificate of Incorporation of the Company (incorporated by reference from the
       3.2.2   Certificate of Amendment of the Certificate of Incorporation of the Company (incorporated by reference from
       3.2.3   Certificate of Amendment of the Certificate of Incorporation of the Company (incorporated by reference from
       3.4     By-Laws of the Company (incorporated by reference from the Company's Registration Statement on Form SB-2
       3.4.1   Amendment to the By-Laws dated November 25, 1997 (incorporated by reference from the Company's Annual Report
       3.5     Form of Common Stock Certificate (incorporated by reference from the 1994 Form SB-2).
       3.6     Form of Series A Preferred Stock Certificate (incorporated by reference from the 1998 Form 10-KSB)
       3.6.1   Form of Series B Preferred Stock Certificate (incorporated by reference from the 1999 Form 10-KSB)
      *4.1     Form of Senior Indenture
      *4.2     Form of Subordinated Indenture
     **4.3     Form of Specimen of Senior Debt Security
     **4.4     Form of Specimen of Subordinated Debt Security
      *4.5     Form of Warrant Agreement
       4.8     Form of Warrant (included in Exhibit 4.5)
     **4.9     Form of Deposit Agreement
      *5.1     Opinion of Latham & Watkins as to validity of Offered Securities
      23.1     Consent of Haskell & White LLP
      23.2     Consent of Latham & Watkins (included in its opinion filed as Exhibit 5.1)
      24.1     Power of Attorney of Registrant's Director and Officers  (incorporated in the signature page on page II-3 of **25.1 Statement of Eligibility of trustee on Form T-1 with respect to indenture

--------------
* To be filed by amendment.

** To be incorporated by reference in connection with the offering of any Offered Securities.